UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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☐	Soliciting Material Pursuant to § 240.14a-12

EAGLE MATERIALS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
ABOUT THE MEETING
OUR CAPITAL STOCK
ELECTION OF DIRECTORS AND RELATED MATTERS
EXECUTIVE COMPENSATION
STOCK OWNERSHIP
CERTAIN TRANSACTIONS
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
AUDIT COMMITTEE REPORT
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
OTHER MATTERS WHICH MAY BE PRESENTED FOR ACTION AT THE MEETING
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
FORM 10-K

EAGLE MATERIALS INC.

3811 Turtle Creek Blvd, Suite 1100
Dallas, Texas 75219

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held August 4, 2005

To the stockholders of Eagle Materials Inc.:

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Eagle Materials Inc. (the “Company”) will be held in the Ballroom of the Melrose Hotel, located at 3015 Oak Lawn Avenue, Dallas, Texas 75219 at 10:00 a.m., local time, on Thursday, August 4, 2005, for the following purposes:

(1)	Election of Directors. Holders of Class B common stock, par value $0.01 per share (“Class B Common Stock”), will be asked to elect two Class II directors, each to hold office for three years; and

(2)	Ratification of the Appointment of Ernst & Young LLP. You will also be asked to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending March 31, 2006.

(3)	Other Business. In addition, you may be asked to vote upon such other matters as properly come before the annual meeting, or any adjournment thereof.

     The board of directors of the Company has fixed the close of business on June 10, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. Only record holders of Class A Common Stock or Class B Common Stock at the close of business on the record date are entitled to notice of and to vote at the annual meeting. Only record holders of Class B Common Stock are entitled to vote on the election of the Class B Common Stock directors. A list of holders of each class of common stock will be available for examination by any stockholder at the meeting and, during the ten-day period preceding the meeting date, at the executive offices of the Company located at 3811 Turtle Creek Blvd., Suite 1100, Dallas, Texas 75219.

     For further information regarding the matters to be acted upon at the annual meeting, I urge you to carefully read the accompanying proxy statement. If you have more questions about these proposals or would like additional copies of the proxy statement, please contact: Eagle Materials Inc., Attention: James H. Graass, Secretary, 3811 Turtle Creek Blvd., Suite 1100, Dallas, Texas 75219, (telephone: (214) 432-2000).

     You are cordially invited to attend the annual meeting. Your vote is important. Whether or not you expect to attend the annual meeting in person, please fill in, sign, date and promptly return the accompanying form of proxy in the enclosed postage-paid envelope so that your shares may be represented and voted at the annual meeting. This will not limit your right to attend or vote at the annual meeting. Your proxy will be returned to you if you choose to attend the annual meeting and request that it be returned. Shares will be voted in accordance with the instructions contained in the enclosed proxy, but if the proxies that are signed and returned to us do not specify a vote on any proposal, the proxies will be voted “for” the election of the nominees for director named in this proxy statement (if the proxy is for Class B Common Stock) and “for” the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending March 31, 2006.

By Order of the Board of Directors

JAMES H. GRAASS
Executive Vice President,
General Counsel and Secretary

Dallas, Texas
June 27, 2005

EAGLE MATERIALS INC.

3811 Turtle Creek Blvd., Suite 1100 Dallas, Texas 75219

PROXY STATEMENT

INTRODUCTION

     The accompanying proxy, mailed together with this proxy statement, is solicited by and on behalf of the board of directors of Eagle Materials Inc., which we refer to in this proxy statement as the “Company,” for use at the annual meeting of stockholders of the Company and at any adjournment or postponement thereof. References in this proxy statement to “we,” “us,” “our” or like terms also refer to the Company. This proxy statement and accompanying proxy were first mailed to our stockholders on or about June 27, 2005.

Date, Time and Place of the Annual Meeting

     The 2005 annual meeting of our stockholders will be held in the Ballroom of the Melrose Hotel, located at 3015 Oak Lawn Blvd., Dallas, Texas 75219 at 10:00 a.m., local time, on Thursday, August 4, 2005.

Purposes of the Annual Meeting and Recommendations of our Board of Directors

     At the meeting, action will be taken upon the following matters:

(1)	Election of Directors. Holders of Class B common stock, par value $.01 per share (“Class B Common Stock”), will be asked to elect two Class II directors, each to hold office for a term of three years;

Our board of directors recommends that you vote “for” the election of the two nominees for director named in this proxy statement.

(2)	Ratification of the Appointment of Ernst & Young LLP. We are asking you to ratify the appointment by our board of directors of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending March 31, 2006.

Our board of directors recommends that you vote “for” the ratification of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ended March 31, 2006.

(3)	Other Business. In addition, you may be asked to vote upon such other matters, if any, as properly come before the annual meeting, or any adjournment thereof.

     Our board of directors does not know of any matters to be acted upon at the meeting other than the matters set forth in items (1) and (2) above.

ABOUT THE MEETING

Who Can Vote

     The record date for the determination of holders of the Company’s Class A Common Stock, par value $.01 per share (our “Class A Common Stock”) and Class B Common Stock entitled to notice of and to vote at the meeting, or any adjournment or postponement of the meeting, is the close of business on June 10, 2005. In this proxy statement, we refer to this date as the “record date.” As of the record date, there were (i) 9,693,655 shares of the Company’s Class A Common Stock issued and outstanding and entitled to vote at the meeting, and (ii) 8,383,344 shares of the Company’s Class B Common Stock issued and outstanding and entitled to vote at the meeting. In this proxy statement, we refer to our Class A Common Stock and our Class B Common Stock collectively as our “Common Stock”.

     The holders of record of our Common Stock as of the record date will be entitled to one vote per share on each matter upon which they are being asked to vote at the meeting, or any adjournment thereof. In the case of the election of directors, only holders of Class B Common Stock will be entitled to vote for the election of the two Class II directors (the “Class B Directors”). In the case of all other matters being submitted to a vote of our stockholders at the annual meeting, including the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending March 31, 2006, holders of our Common Stock will vote together as a single class, except as required by law. There is no cumulative voting. Our stock transfer books will not be closed in connection with the meeting.

How Proxies Will be Voted

     Shares represented by valid proxies will be voted at the meeting in accordance with the directions given. If the enclosed proxy card is signed and returned without any direction given, the shares will be voted “for” election of the nominee(s) for director named in the proxy (if the shares are Class B Common Stock) and the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors. The board of directors does not intend to present, and has no information indicating that others will present, any business at the annual meeting other than as set forth in the attached Notice of Annual Meeting of Stockholders. However, if other matters requiring the vote of the Company’s stockholders come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment in such matters.

How to Revoke Your Proxy

     You have the unconditional right to revoke your proxy at any time prior to the voting thereof by submitting a later-dated proxy, by attending the meeting and voting in person or by written notice to us addressed to: Eagle Materials Inc., Attention: James H. Graass, Secretary, 3811 Turtle Creek Blvd., Suite 1100, Dallas, Texas 75219. No such revocation shall be effective, however, unless and until received by the Company at or prior to the meeting.

Quorum and Required Vote

     The presence at the meeting, in person or represented by proxy, of the holders of a majority of the voting power of the shares of capital stock of the Company entitled to vote on any matter shall constitute a quorum for purposes of such matter. Abstentions and broker non-votes will be counted as present for the purpose of establishing a quorum. Each Class B Director will each be elected by a plurality of votes cast at the meeting by holders of Class B Common Stock. Abstentions and broker non-votes will not affect the outcome of the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the meeting is required to ratify the appointment by our board of directors of Ernst & Young LLP as our independent auditors for the fiscal year ending March 31, 2006. Abstentions and broker non-votes will have the same effect as votes against the ratification of our accountants.

Expenses of Soliciting Proxies

     The cost of soliciting proxies for the meeting will be borne by the Company. Solicitations may be made on behalf of our board of directors by mail, personal interview, telephone or other electronic means by officers and other employees of the Company, who will receive no additional compensation therefor. To aid in the solicitation of proxies, we have retained the firm of Georgeson Shareholder Communications, Inc., which will receive a fee of approximately $8,500, in addition to the reimbursement of out-of-pocket expenses. We will request banks, brokers, custodians, nominees, fiduciaries and other record holders to forward copies of this proxy statement to persons on whose behalf they hold shares of Common Stock and to request authority for the exercise of proxies by the record holders on behalf of those persons. In compliance with the regulations of the Securities and Exchange Commission (“SEC”), and the New York Stock Exchange (“NYSE”),

we will reimburse such persons for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners of our Common Stock.

How You Can Vote

     You can vote your shares at the meeting or by telephone, over the Internet or by completing, signing, dating and returning your proxy in the enclosed envelope.

OUR CAPITAL STOCK

     Our outstanding capital stock consists of Class A Common Stock and Class B Common Stock. The holders of Class B Common Stock are entitled to elect the Class B Directors, who represent at least 85% of our board of directors. The holders of our Class A Common Stock are entitled to elect the Class A Director or Directors, who represent the remainder of our board of directors. There is currently one Class A Director whose term expires at the Annual Meeting in 2007. The minimum number of members of our board of directors is set at seven so that the holders of our Class A Common Stock will always be entitled to elect at least one director. As to all matters other than as to the election of directors, the rights of the holders of Class A Common Stock and Class B Common Stock are substantially the same.

     Our two classes of Common Stock were created in connection with the spin-off (the “Spin-off”) of the Company from its former parent corporation, Centex Corporation (“Centex”), which was completed on January 30, 2004. Prior to the Spin-off, we had only one class of common stock and Centex owned approximately 65% of the outstanding shares of such class. Given the nature of Centex’s ownership interest in the Company, in order for the Spin-off to be tax-free to Centex and its stockholders, Centex determined that it must own, at the time of the Spin-off, capital stock of the Company having the right to elect at least 85% of the members of our board of directors. In order to enable Centex to meet this requirement, we agreed to reclassify our capital stock immediately prior to the Spin-off so that it consisted of Class A Common Stock and Class B Common Stock. Our stockholders approved this reclassification. Centex then distributed all of the shares of Common Stock owned by it to its stockholders in a single transaction. For additional information regarding the Spin-off and related transactions, we refer you to the proxy statement that we filed with the SEC in connection with the special meeting of our stockholders held to approve the reclassification of our capital stock and certain other matters.

     Our Class A Common Stock is listed on the NYSE under the symbol “EXP” and our Class B Common Stock is listed on the NYSE under the symbol “EXP.B.”

ELECTION OF DIRECTORS AND RELATED MATTERS

General

     Our board is the ultimate decision-making body of the Company except with respect to those matters reserved to our stockholders. The primary responsibilities of our board include:

•	the selection, compensation and evaluation of our Chief Executive Officer and oversight over succession planning;

•	oversight of our strategic planning;

•	approval of all our material transactions and financings;

•	providing assurance that processes are in place to promote compliance with law and high standards of business ethics;

•	advising management on major issues that may arise; and

•	evaluating the performance of the board and its committees, and making appropriate changes where necessary.

     Members of our board of directors are divided into three classes based on their term of office (Class I, II and III). The directors in each such class generally hold office for staggered terms of three years each. At present, we have three Class I directors, two Class II directors and three Class III directors.

     As described above, our board of directors is also divided into Class A Directors and Class B Directors. Class A Directors are elected by the holders of Class A Common Stock and Class B Directors are elected by the holders of Class B Common Stock. Currently we have one Class A Director and seven Class B Directors.

     The following table shows the composition of our Board after the annual meeting, assuming the election of the proposed slate of director nominees:

	Class A Director	Class B Directors

Class III: Term expires at the 2006 annual meeting and every three years thereafter	—	F. William Barnett David W. Quinn O. G. Dagnan

Class I: Term expires at the 2007 annual meeting and every three years thereafter	Robert L. Clarke	Frank W. Maresh Steven R. Rowley

Class II: Term expires at the 2008 annual meeting and every three years thereafter	—	Laurence E. Hirsch Michael R. Nicolais

     NYSE corporate governance rules require that our board of directors be comprised of a majority of independent directors. Our board of directors has determined, upon the recommendation of the corporate governance and nominating committee, which we sometimes refer to as the “nominating committee,” that all members of our board of directors, other than Messrs. Hirsch, Rowley and Quinn, are “independent” within the meaning of the independence requirements of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) and the corporate governance rules of the NYSE.

     In determining that five of our directors are “independent,” our board of directors considered the following facts:

•	Messrs. F. William Barnett, Robert L. Clarke and Frank W. Maresh have no relationship with the Company or its management that potentially affects their independence.

•	Mr. O.G. Dagnan is a former Chief Executive Officer of the Company who retired as an officer and employee of the Company in July 1999, and has had no relationship with the Company since that time (other than his relationship as a director). Mr. Dagnan was granted certain stock options by the Company during the time he served as an executive officer, the last of which were exercised in 2002. Because of the length of time since his retirement from the Company, and in light of the absence of any compensatory or other arrangements between the Company and Mr. Dagnan since the date of his retirement (other than compensation for his services as a director), our board of directors has determined that Mr. Dagnan has no material relationship with the Company.

•	Mr. Michael R. Nicolais entered into an employment relationship with a company owned by another member of our board of directors, Laurence E. Hirsch, in 2004. In particular, in April 2004, Mr. Nicolais accepted employment as president of Highlander Partners L.P. (“Highlander”), a newly formed private investment partnership of which Mr. Laurence E. Hirsch, a director of the Company, is the sole equity owner. In view of, among other things: (i) the fact that Mr. Nicolais has never served as an officer or employee of the Company or any of its parents or subsidiaries; (ii) the fact that the employment relationship between Mr. Nicolais and Highlander commenced after the completion of the Spin-off and after the date Mr. Hirsch retired as an executive officer and director of Centex, which is a former parent of the Company; (iii) the fact that the investment services to be provided by Mr. Nicolais to Highlander are largely unrelated to the Company (except to the extent that such services may in the future involve investment services relating to shares of our Common Stock held by Mr. Hirsch); and (iv) the board’s belief that Mr. Nicolais is able to act independently from the Company and its management in connection with matters submitted to and considered by our board of directors, our board determined in its business judgment that Mr. Nicolais has no material relationship with the Company.

Nominees

     Each of the nominees listed below, is currently a member of our board of directors. Each of these nominees has been nominated by our nominating and corporate governance committee after considering the criteria described below under “Corporate Governance and Nominating Committee.” We have no reason to believe that any of the listed nominees will become unavailable for election, but if for any reason that should be the case, proxies may be voted for substitute nominees. A plurality of votes cast by the holders of our Class B Common Stock will be required to elect the nominees for Class B Director.

     Our Board of Directors recommends that holders of Class B Common Stock vote “for” the election of the nominees listed below as Class B Directors to serve in Class II for a three-year term ending at our 2008 annual meeting of stockholders:

     Laurence E. Hirsch

     Michael R. Nicolais

     Set forth below is information about the nominees standing for election at our 2005 annual meeting, as well as our continuing directors whose terms of office do not expire at the 2005 annual meeting. The biographical information appearing below regarding the nominees for director and continuing directors has been furnished to us by the respective nominees and directors:

Nominees for Directors Whose Terms Expire at our 2005 Annual Meeting
(Class II Directors)

		Year	Class of
		First	Common	Business Experience and Principal Occupation;
Name	Age	Elected	Stock	Directorships in Public Corporations and Investment Companies
Laurence E. Hirsch	59	1985	Class B Director	Mr. Hirsch was our Chief Executive Officer from April 2003 through September 2003. Mr. Hirsch is a member of the executive committee of our board of directors. He has served as chairman of our board of directors from July 1999 to the present and also served in that capacity from January 1994 through December 1997. Until his retirement on March 31, 2004, Mr. Hirsch served Centex in various capacities, including as a director beginning in 1985, as Chief Executive Officer beginning in July 1988 and as chairman of its board of directors beginning in July 1991. Mr. Hirsch also serves as a director of Belo Corp., a diversified media company, and as an advisory director of Heidelberger Zement AG., a diversified company with operations in the construction industry. Mr. Hirsch is also Senior Advisor to the Center for European Policy Analysis.

Michael R. Nicolais	47	2001	Class B Director	Mr. Nicolais been a member of our board of directors since 2001 and serves on our audit committee and chairs our corporate governance and nominating committee. In April 2004, Mr. Nicolais became president of Highlander Partners L.P., an investment partnership. From August 2002 until March 2004, Mr. Nicolais served as managing director of Stephens, Inc., an investment banking firm. Prior to joining Stephens, Inc., he was a partner in the private investment firm of Olivhan Investments, L.P. from March 2001 until August 2002. From August 1986 to December 2000, he was employed by Donaldson, Lufkin & Jenrette Securities Corporation’s Investment Banking Division, most recently in the position of Managing Director and co-head of that firm’s Dallas office.

Continuing Directors Whose Terms Expire at our 2006 Annual Meeting
(Class III Directors)

		Year	Class of
		First	Common	Business Experience and Principal Occupation;
Name	Age	Elected	Stock	Directorships in Public Corporations and Investment Companies
F. William Barnett	58	2003	Class B Director	Mr. Barnett currently chairs our compensation committee. Mr. Barnett also serves on our corporate governance and nominating committee. Mr. Barnett retired in 2003 from his position as a director in the Dallas office of McKinsey & Company, Inc., an international consulting firm, after 23 years of employment. Mr. Barnett is also a director of Papa Johns International, Inc.

O.G. Dagnan	65	1990	Class B Director	Mr. Dagnan served as our Chief Executive Officer from January 1990 through his retirement in July 1999 and chairman of our board of directors from January 1990 to January 1994 and December 1997 through his retirement in July 1999. Mr. Dagnan served as our President from January 1990 through December 1997, and as our Senior Vice President—Operations from August 1989 to January 1990. From 1980 until 1989, he was employed by Southwestern Portland Cement, where he served as Vice President from 1982 to 1987 and as Executive Vice President from 1987 to 1989.

David W. Quinn	63	1994	Class B Director	Mr. Quinn has been a member of our board of directors since 1994. He has served as a director of Centex beginning in 1989, and served as Vice Chairman of the Board of Directors of Centex from May 1996 to March 2002, as Executive Vice President of Centex from February 1987 to May 1996 and Chief Financial Officer of Centex from February 1987 until June 1997 and again from October 1997 until May 2000. Mr. Quinn is also a director of ElkCorp., a manufacturer of building products.

Continuing Directors Whose Term Expires at our 2007 Annual Meeting
(Class I Directors)

		Year	Class of
		First	Common	Business Experience and Principal Occupation;
Name	Age	Elected	Stock	Directorships in Public Corporations and Investment Companies
Frank W. Maresh	66	2004	Class B Director	Mr. Maresh is a certified public accountant and currently works as a consultant and serves as a board member for several private enterprises. He is also a member of the board of directors of Argonaut Group, Inc., where he serves as chairman of the audit committee. From 1993 to 1999, Mr. Maresh served on the Texas State Board of Public Accountancy, first as Chairman of the Major Case Committee and then as Chairman of the Board. Prior to joining the Texas State Board of Public Accountancy, Mr. Maresh worked for KPMG from 1962 until 1993 in a variety of capacities, including Vice Chairman of the Board of Directors of that firm’s U.S. operations, as a member of KPMG’s firm-wide management committee, as Managing Partner of the Southwestern United States region and as Managing Partner of KPMG’s Houston office. Mr. Maresh graduated from the University of Texas with a masters in public accounting.

Continuing Directors Whose Term Expires at our 2007 Annual Meeting
(Class I Directors — Continued)

		Year	Class of
		First	Common	Business Experience and Principal Occupation;
Name	Age	Elected	Stock	Directorships in Public Corporations and Investment Companies
Robert L. Clarke	62	1994	Class A Director	Mr. Clarke serves as chairman of the audit committee of our board of directors. Mr. Clarke also serves on the compensation committee of our board. He was a partner in the law firm of Bracewell & Giuliani LLP (formerly known as Bracewell & Patterson) from 1971 to December 1985, returned to the firm as a partner in March 1992 and continues to serve in that capacity. From December 1985 to February 1992, he was Comptroller of the Currency of the United States. Mr. Clarke is also a director of First Investors Financial Services, Inc., a consumer finance company, and a director of Stewart Information Services Corporation, a land title and property information services company.

Steven R. Rowley	52	2003	Class B Director	Mr. Rowley has been the Company’s Chief Executive Officer and a member of our board of directors since September 2003. Mr. Rowley is also a member of the executive committee of our board of directors. Mr. Rowley joined the Company in 1991 as a plant manager in its Nevada cement operations and subsequently became Executive Vice President of the Company’s Illinois Cement Company subsidiary in June of 1995. Mr. Rowley was named the Company’s Executive Vice President—Cement in 1998. In 2001, Mr. Rowley’s operational responsibilities were expanded to include concrete and aggregates. Mr. Rowley was named the Company’s Chief Operating Officer in October 2002.

Board Meetings and Attendance Records

     During the Company’s fiscal year ended March 31, 2005, our board of directors held four regularly scheduled meetings and one special meeting. During such fiscal year each director attended all meetings of our board. In accordance with our policy, we anticipate that all continuing directors and nominees will attend our 2005 annual meeting. All such persons attended our 2004 annual meeting. Our non-employee directors (which currently constitute all our directors, except for Mr. Rowley) meet immediately after all board meetings without management present. Mr. Hirsch presides at all executive sessions of the non-employee directors.

Board Compensation

     Board members who are not employees of the Company or any of its subsidiaries receive compensation for their services valued at $125,000 per year, of which 50% must be received in the form of an equity grant (stock options and restricted stock units (“RSUs”)). The equity grant is in the form of 50% stock options to purchase Class A Common Stock and 50% RSUs (Class A Common Stock). Each non-employee director may elect to receive all or a portion of the remaining $62,500 in cash or in additional equity (stock options and RSUs). The exercise price of the options is equal to the closing price of the Class A Common Stock on the New York Stock Exchange on the date of grant. The number of shares covered by the options is determined by valuing the options on the date of grant using the Black-Scholes method. The options are fully exercisable beginning on the date of grant and have a seven-year term. The number of RSUs is determined by reference to the closing price for the Class A Common Stock on the date of award.

     The RSUs vest in full on the date of grant, but are not payable until the non-employee director’s service on the board terminates because of the director’s death or the director’s retirement at age 70 (or older) or earlier with the consent of the board. In addition, the shares of stock represented by the RSUs become payable upon a change in control. If the director’s service on the Board terminates by reason other than retirement or death the shares will be forfeited.

     The chair of the compensation committee and the corporate governance and nominating committee receives $5,000 per year for chairing a board committee. The audit committee chairman receives $7,500 per year for chairing the audit committee. In addition, the Chairman of the Board receives $50,000 per year for his service as Chairman of the

Board. All board members are reimbursed for reasonable expenses of attending meetings. Directors who are employees of the Company or its subsidiaries receive no compensation for board service.

Board Committees

     The board’s standing committees include the audit committee, the corporate governance and nominating committee and the compensation committee. The members of these committees are as follows:

Corporate Governance and
Audit Committee	Compensation Committee	Nominating Committee
Robert L. Clarke (1)	F. William Barnett (1)	F. William Barnett
Frank W. Maresh	Robert L. Clarke	O.G. Dagnan
Michael R. Nicolais	Frank W. Maresh	Michael R. Nicolais (1)

(1)	Chairman of the committee.

     Audit Committee

     Our board has a separately-designated standing audit committee, composed of three independent directors. The audit committee assists the board in fulfilling its responsibility to oversee the integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications and independence of our independent auditors and the performance of our internal audit function and independent auditors. A copy of the audit committee’s amended and restated charter adopted in May 2004 may be viewed on our website at http://www.eaglematerials.com.

     Our board has determined that each member of the committee is independent within the meaning of applicable (i) corporate governance rules of the NYSE and (ii) the requirements set forth in the Exchange Act and the applicable SEC rules. In addition, our board has determined that each member of the committee satisfies applicable NYSE standards for financial literacy and that, based on his auditing and financial experience, including over thirty (30) years with KPMG, Mr. Maresh is an “audit committee financial expert” within the meaning of the rules of the SEC.

     During the last fiscal year, the audit committee held seven meetings. One committee member missed one meeting. Unless otherwise determined by the board, no member of the committee may serve as a member of the audit committee of more than two other public companies.

     The following are key functions and responsibilities of our audit committee:

•	to select, appoint, compensate, evaluate, retain and oversee the independent auditors engaged for purposes of preparing or issuing an audit report or related work or performing other audit, review, or attest services for us;

•	to obtain and review, on a periodic basis, a formal written statement from our independent auditors describing all relationships between our auditors and the Company and engage in a dialogue with our auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors and to recommend appropriate action in response to the reports to our board;

•	to pre-approve all audit engagement fees and terms and all non-audit services provided to us by our independent auditors, in accordance with the committee’s policies and procedures for pre-approving audit and non-audit services;

•	to establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

•	to discuss our annual audited financial statements, quarterly financial statements and other significant financial disclosures with management and our independent auditors;

•	to discuss with management the types of information to be disclosed and the types of presentations to be made in our earnings press releases, as well as the financial information and earnings guidance we provide to analysts and rating agencies;

•	to annually review and assess its performance and the adequacy of its charter;

•	to discuss policies with respect to risk assessment and risk management; and

•	to prepare the report that is required to be included in our annual proxy statement regarding review of financial statements and auditor independence.

     The audit committee’s report on our financial statements for the fiscal year ended March 31, 2005 is presented below under the heading “Audit Committee Report.”

     The audit committee meets separately with our independent auditors and with members of our internal audit staff outside the presence of the Company’s management or other employees to discuss matters of concern, to receive recommendations or suggestions for change and to exchange relevant views and information.

     Compensation Committee

     Our board’s compensation committee is composed of independent directors who meet the corporate governance standards of the NYSE, qualify as “non-employee directors” within the meaning of Rule 16b-3(b)(3) of the Exchange Act and as “outside directors” within the meaning of the Internal Revenue Code of 1986, as amended. Pursuant to its charter, which you may review on our web site at http://www.eaglematerials.com, the primary purposes of the committee are to assist the board in discharging its responsibilities relating to compensation of the Company’s Chief Executive Officer and other senior executives and to direct the preparation of the reports regarding executive compensation that the rules of the SEC require to be included in our annual proxy statement.

     The following are key functions and responsibilities of the compensation committee:

•	to periodically review and make recommendations to our board as to our general compensation philosophy and structure, including reviewing the compensation programs for senior executives and all benefit plans sponsored by the Company to determine whether they are properly coordinated and achieving their intended purposes;

•	to annually review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluate his or her performance as measured against such goals and objectives and to set the salary and other cash and equity compensation for our the Chief Executive Officer based on such evaluation;

•	to review, after the end of the fiscal year and in consultation with our Chief Executive Officer, and make recommendations to our board with respect to compensation of our senior executives;

•	to administer the Company’s compensation plans for which it is named as plan administrator, including the Company’s Incentive Plan;

•	to report on compensation policies and practices with respect to the Company’s executive officers as required by SEC rules; and

•	to review and assess the performance of the committee and the adequacy of its charter annually and recommend any proposed changes to the board.

     The compensation committee’s report for the fiscal year ended March 31, 2005 is presented below under the heading “Report of Compensation Committee on Executive Compensation.”

     Under its new Amended and Restated Charter adopted in May 2004, the compensation committee meets as often as it deems appropriate, but no less than twice per year. During the fiscal year ended March 31, 2005, the compensation committee held eight meetings. Two committee members missed one meeting each.

     Corporate Governance and Nominating Committee

     The primary purposes of this committee are: (i) to advise and counsel our board and management regarding our governance including our board’s selection of directors; (ii) to develop and recommend to the board a set of corporate governance principles for the Company; and (iii) to oversee the evaluation of our board and management. Our corporate governance and nominating committee has adopted a written charter, which you may review on our web site at http://www.eaglematerials.com.

     The following are certain key functions and responsibilities of our corporate governance and nominating committee:

•	to develop, periodically review and recommend a set of corporate governance principles for the Company to the board;

•	to periodically review corporate governance matters generally and recommend action to the board where appropriate;

•	to review and assess the adequacy of its charter annually and recommend any proposed changes to our board for approval;

•	to monitor the quality and sufficiency of information furnished by management to our board;

•	to actively seek, recruit, screen, and interview individuals qualified to become members of the board, and consider management’s recommendations for director candidates;

•	to evaluate the qualifications and performance of incumbent directors and determine whether to recommend them for re-election to the board;

•	to establish and periodically re-evaluate criteria for board membership;

•	to recommend to the board the director nominees for each annual stockholders’ meeting; and

•	to recommend to the board nominees for each committee of the board.

     The committee initiates and oversees an annual evaluation of the effectiveness of the board and each committee, as well as the composition, organization (including committee structure, membership and leadership) and practices of the board. Among the criteria the corporate governance and nominating committee uses in evaluating the suitability of individual nominees for director (whether such nominations are made by management, a stockholder or otherwise) are their integrity, experience, achievements, judgment, intelligence, personal character, ability to make independent analytical inquiries, willingness to devote adequate time to board duties and the likelihood that he or she will be able to serve on the board for a sustained period. In connection with the selection of nominees for director, due consideration will be given to our board’s overall balance of perspectives, backgrounds and experiences. During the fiscal year ended March 31, 2005, the committee paid no fees to third-parties to assist in identifying or evaluating potential nominees.

     Members of the corporate governance and nominating committee, other members of the board or executive officers may, from time to time, identify potential candidates for nomination to our board. All proposed nominees, including candidates recommended for nomination by stockholders in accordance with the procedures described below, will be evaluated in light of the criteria described above and the projected needs of the board at the time. As set forth in the committee’s charter, the committee may retain a search firm to assist in identifying potential candidates for nomination to the board of directors.

     The committee will consider candidates recommended by stockholders for election to our board. A stockholder who wishes to recommend a candidate for evaluation by the committee should forward the candidate’s name, business or residence address, principal occupation or employment and a description of the candidate’s qualifications to the Chairman of the corporate governance and nominating committee at the following address: Attention: Secretary, Eagle Materials Inc., 3811 Turtle Creek Boulevard, Suite 1100, Dallas, Texas 75219.

     Our Bylaws provide that, to be considered at the 2006 annual meeting, stockholder nominations for the board of directors must be submitted in writing and received by our Secretary at the executive offices of the Company during the period beginning on January 28, 2006 and ending April 28, 2006, and must contain the information specified by and otherwise comply with the terms of the Company’s bylaws. Any stockholder wishing to receive a copy of the Company’s bylaws should direct a written request to our Secretary at the Company’s principal executive offices.

     No nominees for election to the board of directors at our 2005 Annual Meeting of Shareholders were submitted by shareholders or groups of shareholders owning more than 5% of our common stock.

     During the fiscal year ended March 31, 2005, the corporate governance and nominating committee held three meetings, which were attended by all committee members.

How to Contact Our Board

     You can communicate directly with our board of directors, a committee of the board, our independent directors as a group, or any individual member of our board of directors by sending the communication to Eagle Materials Inc., 3811 Turtle Creek Blvd., Suite 1100, Dallas, Texas 75219, to the attention of the director or directors of your choice (e.g., “Attention: Chairman of the Board of Directors” or “Attention: All Independent Directors,” etc.). We will relay communications addressed in this manner as appropriate. Communications addressed to the attention of the entire board are forwarded to the chairman of the board for review and further handling.

NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     The following list are the names, ages as of the date of this proxy statement and principal occupations of each person who was an executive officer of the Company during the fiscal year ended March 31, 2005 who is not also a member of our board. All of these persons have been elected to serve until the next annual meeting of our board or until their earlier resignation or removal.

Name	Age	Title
Gerald J. Essl	55	Executive Vice President — Cement/Concrete and Aggregates
		(Executive Vice President — Cement/Concrete and Aggregates since January 2003; President of Texas Lehigh Cement Company from 1985 through December 2002).

Dave Powers	55	Executive Vice President – Gypsum
		(Executive Vice President -Gypsum and President of American Gypsum Company since January 2005; Executive Vice President — Marketing, Sales and Distribution of American Gypsum Company from June 2002 through December 2004; Vice President, Customer Service of USG Corporation from 2000 – 2002; Vice President, Specialty Products and Architectural Systems Business of USG Corporation from 1998 — 2000).

Arthur R. Zunker, Jr.	61	Senior Vice President — Finance and Treasurer (Senior Vice President — Finance and Treasurer since January 1994; Senior Vice President - Administration from August 1984 to January 1994).

James H. Graass	47	Executive Vice President, General Counsel and Secretary (Executive Vice President, General Counsel since November 2000. Mr. Graass was named Secretary of the company in July 2001).

Kenneth M. Avery	38	Vice President – Controller
		(Vice President – Controller since March 2004. Financial Consultant with Avery Consulting from May 2002 to March 2004; Audit Partner, Arthur Andersen LLP from September 2001 to May 2002; Senior Audit Manager, Arthur Andersen LLP from September 1998 to September 2001).

Jeffrey C. Dutton	42	Executive Vice President – Paperboard
		(Executive Vice President – Paperboard and President of Republic Paperboard Company since January 2004; Vice President Operations, Mead Paper Division/Mead Westvaco Papers Group from July 2001 to January 2004; Vice President, Economics and Strategy from October 2000 to July 2001; Vice President, Ohio Operations, Mead Paper Division/Mead Westvaco Paper Group from July 1999 to October 2000).

EXECUTIVE COMPENSATION

Compensation Tables

     The following table sets forth the cash and non-cash compensation for each of the last three fiscal years (or such shorter period during which the person was an executive officer) awarded to or earned by any person who served as Chief Executive Officer of the Company during the preceding fiscal year and the four other most highly compensated executive officers of the Company as of the end of fiscal year 2005:

Summary Compensation Table

						Long-Term
		Annual Compensation				Compensation Awards		All Other Compensation ($)
					Other	Restricted	Securities
					Annual	Stock	Underlying	Profit		Other
Name and Principal	Fiscal	Salary	Bonus(1)		Compen-	Units(3)	Options(4)	Sharing	SERP	Compen-
Position in Fiscal Year 2005	Year	($)	($)		sation(2)	($)	(#)	Plan (5)	(6)	sation
Steven R. Rowley,	2005	425,000	625,505		8,220	533,337	23,772	20,312	17,264	4,283	(8)
President and Chief	2004	298,700	427,535		8,220	—	27,592	19,784	9,653	2,753	(8)
Executive Officer (7)	2003	245,557	388,328		7,455	—	—	19,753	2,056	1,962	(8)

Arthur R. Zunker, Jr.,	2005	210,000	429,914		8,220	177,756	7,924	20,509	185	1,124	(8)
Senior Vice President —	2004	201,600	301,790		6,165	—	16,555	19,980	13	767	(8)
Finance and Treasurer	2003	195,700	223,387		6,165	—	—	19,387	—	741	(8)

Gerald J. Essl,	2005	250,000	359,920		7,200	177,756	7,924	20,459	2,888	1,911	(8)
Executive Vice President—	2004	207,000	305,594		7,200	—	16,555	19,931	625	949	(8)
Cement/Concrete and	2003	176,763	274,300		1,800	—	—	—	—	542,785	(10)
Aggregates (9)

James H. Graass,	2005	250,000	257,561		3,300	145,462	6,484	20,302	3,113	2,918	(8)
Executive Vice President—
General Counsel and
Secretary(11)

Jeffrey C. Dutton,	2005	250,000	258,313	(12)	8,220	—	—	20,184	4,019	3,253	(8)
Executive Vice President—
Paperboard(11)

___

(1)	Cash bonuses for services rendered in fiscal years 2005, 2004 and 2003 have been listed in the year earned but were paid in the following fiscal year.

(2)	These amounts represent automobile allowance payments.

(3)	The values shown in this column relate to the restricted stock units relating to Class A Common Stock awarded to the named executive officers under our Incentive Plan. The values shown were calculated by multiplying the number of restricted stock units awarded by the closing price of our Class A Common Stock on the NYSE on the date of the award. The total number of restricted stock units awarded to the named executive officers were as follows: Mr. Rowley – 7,630; Mr. Zunker – 2,543; Mr. Essl – 2,543; Mr. Graass – 2,081; and Mr. Dutton – 0. The vesting of these RSUs was subject to the satisfaction of certain operational excellence goals during fiscal 2005. On May 4, 2005 the Compensation Committee determined the extent to which these performance goals were satisfied the vesting of 75% for the RSUs. As a result, a third of the vested shares were paid immediately with one third payable on March 31, 2006 and the remaining third payable on March 31, 2007. The remaining unvested shares were forfeited. Under the terms of the RSU agreements grantees are paid “dividend equivalents” with respect to their vested but unpaid RSUs. These dividend equivalents are paid in the form of additional vested RSUs in an amount equal to the dividends that would have been paid on the shares covered thereby, divided by the per share stock price on the dividend payment date. Any unvested or vested and unpaid RSUs become payable upon a change in control.

(4)	Options shown in this table represent stock options granted under our Incentive Plan or predecessor plans. The Company did not grant any stock appreciation rights (“SARs”) to any of its executive officers during any of the periods covered by this table. Any unvested or unexercisable options become exercisable upon a change in control.

(5)	The amounts shown in this column represent Company contributions to, and forfeitures allocated to, the account of the recipient under our profit sharing plan. All such amounts are fully vested except for the amount shown for Mr. Dutton who is 0% vested as of March 31, 2005.

(6)	The amounts shown in this column represent Company contributions to the account of the recipient pursuant to our amended and restated supplemental executive retirement plan (the “SERP”), an unfunded non-qualified plan for certain executives of the Company. All such amounts are fully vested in the individuals except for the amount shown for Mr. Dutton who is 0% vested as of March 31, 2005.

(7)	Mr. Rowley was elected as Chief Operating Officer of the Company in October 2002 and was elected as President and Chief Executive Officer in September 2003.

(8)	Each of the named executives is a participant in our Salary Continuation Plan (the “SCP”). Under the SCP, in the event of the death of a participating employee, such employee’s beneficiary will receive one full year of base salary in the first year following death and 50% of base salary each year thereafter until the date such employee would have been 65 years of age, subject to a maximum amount. These amounts in the Summary Compensation Table represent the premium costs to the Company of life insurance policies obtained by the Company in connection with the SCP.

(9)	Mr. Essl became Executive Vice President—Cement/Concrete and Aggregates on January 2, 2003. Prior to January 2, 2003, Mr. Essl was not an executive officer of the Company. Mr. Essl served as President of Texas Lehigh Cement Company, L.P., a 50% owned subsidiary of the Company (“Texas Lehigh”) from 1986 through 2002. Salary and bonus for fiscal 2003 represent compensation paid by Texas Lehigh with respect to services rendered from April 1, 2002 to December 31, 2002 and by the Company with respect to services rendered from January 2, 2003 through March 31, 2003.

(10)	Represents $521,054 paid to Mr. Essl under Texas Lehigh’s long-term incentive compensation plan, $19,456 in contributions to Mr. Essl under Texas Lehigh’s non-qualified retirement plan and $475 in premium costs associated with a life insurance policy purchased by the Company in connection with the SCP.

(11)	Mr. Graass and Mr. Dutton became executive officers in fiscal 2005.

(12)	This amount includes $160,640 paid to Mr. Dutton under Republic Paperboard’s Salaried Incentive Compensation Program for Fiscal 2005 and a total of $97,673 earned by Mr. Dutton under Republic Paperboard’s Long-Term Incentive Plan for Fiscal 2005. Under Republic Paperboard’s Long-Term Incentive Plan, 20% of such amount was paid immediately with 20% payable at the end of each of fiscal 2006, 2007, 2008 and 2009.

     The following table describes stock options granted to the named executive officers for fiscal year 2005.

Option/SAR Grants in Last Fiscal Year(1)

					Potential Realizable Value
					at Assumed Annual Rates
					of Stock Price
					Appreciation for
	Individual Option Grants (2)				Option Term
		% of Total
	Number of	Options
	Securities	Granted to
	Underlying	Employees	Exercise
	Options	in Fiscal	Price	Expiration
Name	Granted (#)	Year	($/Sh)(3)	Date	5% ($)	10% ($)
Steven R. Rowley	16,890	23.9%	$70.26	June 26, 2011	$483,054	$1,125,887
	6,882	9.7%	$69.90	August 4, 2011	$195,862	$456,414

Arthur R. Zunker, Jr.	5,630	8.0%	$70.26	June 26, 2011	$161,018	$375,296
	2,294	3.2%	$69.90	August 4, 2011	$65,287	$152,138

Gerald J. Essl	5,630	8.0%	$70.26	June 26, 2011	$161,018	$375,296
	2,294	3.2%	$69.90	August 4, 2011	$65,287	$152,138

James H. Graass	4,606	6.5%	$70.26	June 26, 2011	$131,732	$307,036
	1,878	2.7%	$69.90	August 4, 2011	$53,448	$124,549

Jeffrey C. Dutton	0	0.0%	—	—	—	—
	0	0.0%	—	—	—	—

(1)	Amounts set forth in the table reflect the number and value of shares and options only. The Company has issued no SARs.

(2)	These options were granted under our Incentive Plan and represent options to purchase shares of our Class A Common Stock. The vesting of the options is subject to the Company’s achievement of certain performance conditions which may be achieved in any of the fiscal years ending March 31, 2005, 2006 and 2007. Fifty percent (50%) of the options are structured to vest based on the Company’s three year average return on equity which is calculated at the end of each of fiscal 2005, 2006 and 2007. These stock options vested 100% at the end of fiscal year 2005. The vesting of the other fifty percent (50%) of such grants is a function of the Company’s three year average earnings before interest and taxes which is calculated at each of fiscal 2005, 2006 and 2007. These stock options vested 84% at the end of fiscal 2005. All such vested options became exercisable one-third immediately, one-third at March 31, 2006 and one-third at March 31, 2007. Under the terms of the option agreements all unvested shares and vested but unexercisable shares become immediately exercisable upon a change in control, as defined in the stock option agreement.

(3)	Under our Incentive Plan the exercise price is set at the average of the high and low price for shares of Class A Common Stock on the date of grant.

Aggregated Option/SAR Exercises in Last Fiscal Year
and Fiscal Year-End Option/SAR Values (1)

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options/SARs		In-the-Money Options/SARs
			at Fiscal Year-End (#)		at Fiscal Year-End ($) (2)
	Shares	Value
	Acquired on	Realized
Name	Exercise (#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Steven R. Rowley	5,000	$221,067	100,480	33,593	$4,818,065	$964,940
Arthur R. Zunker, Jr.	63,663	$2,808,422	10,102	15,922	$393,280	$541,461
Gerald J. Essl	—	—	8,969	15,510	$324,677	$516,514
James H. Graass	—	—	70,790	44,958	$3,687,181	$1,968,453
Jeffrey C. Dutton	1,500	$36,577	—	6,000	—	$145,860

(1)	Amounts set forth in the table reflect the number and value of options only. The Company has issued no SARs.

(2)	Represents the difference between the closing price of the Class A Common Stock on March 31, 2005 of $80.94 per share and the exercise price of such options.

Report of Compensation Committee on Executive Compensation

     Under its charter, the Compensation Committee (the “Committee”) assists the board in discharging its responsibilities relating to the compensation of the CEO and other senior executives. In particular, the Committee is charged with the responsibility to: (i) annually review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluate his performance as measured against such goals and objectives and to set the salary and other cash and equity compensation for our Chief Executive Officer based on such evaluation; and (ii) review and make recommendations to our board with respect to compensation of our senior executives. See “Board Committees – Compensation Committee” above. The Committee also administers our Incentive Plan and is authorized under that plan to grant equity awards including options and restricted stock to our independent directors, officers and other key employees and those of our subsidiaries. The Committee is comprised of three independent directors. The Committee’s charter may be found at www.eaglematerials.com . This report describes the policies and principles that shape the structure of our executive compensation program.

     Our executive compensation program is structured to achieve the following objectives:

•	to attract, retain and motivate highly qualified, energetic and talented executives;

•	to create an incentive to increase stockholder returns by establishing a direct and substantial link between individual compensation and certain financial and operational measures that have a direct effect on stockholder values; and

•	to create substantial long-term compensation opportunities for individual executive officers based not only on long-term corporate performance but also on sustained long-term individual performance.

     To achieve its compensation objectives for fiscal 2005, the executive compensation program used a combination of short-term and long-term elements: (i) annual salary, (ii) annual incentive bonus and (iii) long-term incentive compensation in the form of stock options and RSUs. In addition, our executive officers are eligible to receive other benefits, such as medical benefits and profit sharing plan contributions, that are generally available to our other employees, and contributions under our SERP that are accrued for the named executive officers and certain other officers of the Company and its subsidiaries.

     In structuring the specific components of executive compensation, the Committee was guided by the following principles:

•	overall annual compensation should be targeted to be within reasonable ranges of the median overall annual compensation for similar positions with similarly-sized companies that engage in one or more of the businesses in which we engage;

•	a significant portion of the executive’s compensation should be “at risk” or dependent upon the individual’s performance and our financial performance;

•	the executive’s annual incentive bonus should be structured to drive the achievement of operational, strategic or financial objectives during the fiscal year; and

•	a significant portion of compensation should be in the form of long-term incentive compensation that creates rewards for long-term sustained corporate performance and the achievement of our strategic objectives.

     The Committee begins the process of establishing compensation for executives by engaging a compensation consultant to conduct a compensation survey of similarly sized companies in similar industries. The companies reviewed in this study included all of the companies included in the peer group reflected on the performance graph below. Based in part on these surveys, the Committee establishes the target level of overall compensation for each position. This target is generally set to be within a reasonable range of the median level of the surveyed companies. In addition, the Committee uses this survey to guide it in establishing the components of executive compensation: salaries, annual incentive bonus opportunity and long term compensation award.

     Base Salary

     The Committee is responsible for reviewing and approving the base salary level for the CEO and recommending for approval the base salary level for other executive officers. In keeping with its philosophy that a significant portion of the executive’s compensation at risk, for fiscal 2005 the Committee set the base salary level for the CEO and recommended that the Board approve salary levels for the other executives within a reasonable range of the median salary of the companies reviewed in the study.

     Annual Incentive Bonus

     The Committee is also responsible for approving the annual incentive bonus for the CEO and, in consultation with the CEO, recommending to the Board annual incentive bonuses for all other senior executives. The Annual Salaried Incentive Compensation Plan for executive officers has been structured to create financial incentives and rewards that are directly related to corporate performance during the fiscal year and the achievement by the executive of certain goals and objectives set at the beginning of the fiscal year. Under this plan, a percentage of operating earnings is designated as a pool for bonuses, with each participating executive being assigned a percentage of such pool. For fiscal 2005, 1.2% of operating earnings was allocated for annual incentive bonuses for executives. At the end of the fiscal year, the pool is divided, and bonuses are paid among the executives participating in the program in accordance with such percentages, subject to reduction based on the executive’s individual performance relative to his/her goals and objectives. The amount of the bonus paid to an executive is based on the level of our operating earnings, the percentage of the pool designated for such executive and an assessment of such executive’s performance. For fiscal 2005, Messrs Rowley, Zunker and Graass were participants in the Annual Salaried Incentive Compensation Plan.

     During fiscal 2005, Mr. Essl and Mr. Dutton participated in the annual incentive compensation plan established for their operating divisions. Under these plans a percentage of the division operating earnings is allocated to the bonus pool with each participating employee assigned a percentage of the pool representing the maximum bonus opportunity. At the end of the fiscal year, bonuses are paid among participating employees in accordance with such percentage, subject to reduction based on the employee’s individual performance relative to his or her previously established goals and objectives.

     The Committee believes these programs are consistent with the Company’s compensation philosophy in that they place a significant portion of the executive’s compensation “at risk.” In these instances a significant portion of the executive’s total compensation is dependent upon the performance of the Company (or its operating divisions) and the individual’s performance. Under this structure, the individual executive’s annual incentive bonus compensation will only exceed a median level when the operating earnings of the Company (or its operating divisions) are high and the individual achieves his or her goals and objectives.

     Long-term Compensation

     Consistent with the Committee’s philosophy of linking compensation to the Company’s performance, our equity compensation program has been structured to link the vesting of equity awards to the achievement by the Company of specific performance levels. During fiscal 2005, the Committee granted to four of the named executives stock options and RSUs. The level of stock options and RSUs granted to each such senior executive was based on the compensation survey mentioned above and was targeted to be within a reasonable range of the median level of long term compensation for such position. Fifty percent (50%) of the value of such awards was in the form of restricted stock units with the other fifty percent (50%) in the form of stock options. The assumed value of the stock options was based on a Black-Scholes valuation while the RSUs were valued by reference to the closing stock price on the date of grant.

     In order to incentivize the executives to continue their focus on operational excellence, the Committee designed the RSUs to vest based on the Company’s performance during the fiscal year relative to specific operational criteria, such as average line speeds in our wallboard plants and average clinker production rate in our cement plants. Any RSUs not vested after fiscal year end are forfeited.

     The vesting of the stock options varies with the Company’s performance over a three-year period relative to certain financial criteria. One half of the stock options vest based on a three year average return on equity while one half vest based on the three year average of earnings before interest and taxes. Any stock options not vested after three years will be forfeited. The Committee believes that these awards properly align the interests of our officers with the interests of our stockholders by linking their long-term compensation with goals that are directly relevant to stockholder value. In order for these stock options to fully vest the Company must achieve a superior three year average return on equity and earnings before interest and taxes. Except for certain options granted to certain employees at the time of hire, almost all of the options granted by the Company to its officers and key employees have been granted under performance oriented programs.

     All of the named executives participated in the Company’s long term incentive compensation program except for Mr. Dutton. For fiscal 2005 Mr. Dutton participated in the Republic Paperboard Company long-term compensation plan. Under such plan, 1.5% of the operating earnings of Republic are allocated to a pool with participants assigned a specific percentage of the pool. At fiscal year end, the pool is paid out to such participants in accordance with such percentages, subject to reduction based on the performance of the individual relative to certain predetermined objective and subjective criteria. Awards are paid in cash. Twenty percent (20%) is paid immediately and twenty percent (20%) at the end of each of the next four fiscal years.

     SERP

     In fiscal year 1995, the board approved the SERP for certain employees participating in the profit sharing plan. Pursuant to the Internal Revenue Code, the Internal Revenue Service sets a limit (currently $200,000) on the amount of annual compensation that may be considered in determining, for the account of an eligible participant, our contribution to the profit sharing plan. The SERP was established to eliminate the adverse treatment that higher-salaried employees receive under such rule by funding balances for each participant in an amount equal to the additional contribution that he or she would have received under the profit sharing plan had 100% of his or her annual salary been eligible for a profit sharing contribution. Contributions accrued under the SERP for the benefit of the named executive officers vest under the same terms and conditions as the profit sharing plan. Bonuses paid to participants are not included in making calculations for contributions made or accrued to recipients’ accounts under either the profit sharing plan or the SERP.

     CEO Compensation

     General The Committee established Mr. Rowley’s salary for fiscal 2005 in May of 2004. The level of Mr. Rowley’s base salary was based on a compensation survey of similarly sized companies in similar industries and was targeted to be at or below the median of the base salaries of chief executive officers of comparably sized companies in similar industries. In addition, the Committee considered the Company’s operating performance and Mr. Rowley’s individual performance as Chief Executive Officer during the fiscal year, including his successful execution of the Spin-Off from Centex Corporation.

     Annual Salaried Incentive Compensation Plan Like the other executives, Mr. Rowley participates in our Annual Salaried Incentive Compensation Plan. Mr. Rowley’s annual salary incentive bonus payment for fiscal 2005 was based on Mr. Rowley’s participation percentage in the corporate pool (34%), the level of our operating earnings for fiscal 2005 and Mr. Rowley’s performance relative to the objective and subjective goals approved by the Committee at the beginning of the fiscal year. The Committee believes Mr. Rowley largely achieved these goals and objectives. In particular the Committee considered the following factors (among others) in assessing Mr. Rowley’s performance over the past fiscal year: (i) Mr. Rowley’s leadership in successfully guiding the Company through its first full fiscal year since the spin-off; (ii) the Company’s formulation and articulation of a strategic growth strategy; (iii) the commencement of the implementation of the Company’s strategic expansion strategy as evidenced by the acquisition of the other 50% joint venture interest in Illinois Cement Company, the announcement of the expansion of the production capacity at Illinois Cement and the execution of a gypsum supply agreement in connection with plans for a new synthetic gypsum wallboard plant in South Carolina; and (iv) the continued development of a solid team and organizational structure at the Company.

     Long Term Compensation In fiscal 2005, Mr. Rowley received the same type of equity awards as the other senior executives. The level of awards for Mr. Rowley was targeted to be within a reasonable range of the median level of long term compensation for CEOs at similarly sized companies in similar industries. The method of the valuation of the awards was the same as that used for other executive officers.

Compensation Committee

F. William Barnett, Chairman
Robert L. Clarke
Frank W. Maresh

Compensation Committee Interlocks and Insider Participation

None.

Performance Graph

     The following graph compares the yearly change in the cumulative total stockholder return on the Company’s Class A Common Stock during the five fiscal years ended March 31, 2005 with the Russell 2000 Index, which is a regularly published small-cap index and the Dow Jones Building Materials and Fixtures Index (the “DJ Building Materials Index”), which is a regularly published construction products industry index. In prior years, the Company included the performance of the S&P 500 Index and a self-constructed peer group of construction products companies in its performance graph. The Company has decided that in the future it will use the Russell 2000 Index as its major market index because it includes companies with smaller capitalization which we believe is more comparable to the Company’s capitalization. In addition, the Company has decided to use the DJ Building Materials Index instead of a self-constructed peer group because it includes more companies with which we compete in our two main lines of business as well as other companies who like the Company are tied to residential and non-residential construction. In addition, the DJ Building Materials Index includes the Company and is comprised of companies with similar financial stability and ownership structure. However, the Company has included the S&P 500 and the prior peer group in the performance graph set forth below in order to ensure that the information in the graph is comparable to the graph provided in the prior fiscal year. The prior peer group consisted of Caraustar Industries, Inc., Lafarge Company and USG Company. Caraustar Industries, Inc.’s principal manufacturing activity is the production of uncoated and clay-coated recycled paperboard. Lafarge is engaged primarily in the production and distribution of construction materials, including cement, ready-mix concrete, gypsum wallboard, aggregates, cementitious materials and concrete products. USG Company is engaged in the production and distribution of building materials, primarily gypsum wallboard and related products. These companies were included in the peer group because they each engage in one or more activities that are comparable to one or more of the Company’s business segments. The comparison assumes (i) $100 was invested on March 31, 2000 in each of the Company’s Class A Common Stock, the S&P 500 Index, the Russell 2000 Index, the DJ Building Materials Index, and evenly in the respective equity securities of the prior peer group that resemble our Class A Common Stock and (ii) the reinvestment of dividends. The returns of the companies comprising the peer groups are weighted by their respective market capitalizations at the beginning of each period.

	2000	2001	2002	2003	2004	2005
Eagle Materials Inc.	$100	$108	$154	$140	$255	$356
S&P 500 Index	$100	$78	$79	$59	$80	$85
Russell 2000 Index	$100	$85	$97	$70	$115	$122
Dow Jones Building Materials & Fixtures Index	$100	$102	$118	$85	$141	$176
Peer Group	$100	$77	$94	$63	$105	$159

STOCK OWNERSHIP

Management

     We encourage stock ownership by our directors, officers and employees to align their interests with your interests as stockholders. The following table shows the beneficial ownership of our Common Stock, as of the record date for the annual meeting by: (a) each director (and each nominee for election to the board of directors), (b) each of the named executive officers in the Summary Compensation Table under “Executive Compensation” on page 12 and (c) by all directors, nominees and executive officers of the Company as a group (14 persons). Except as otherwise indicated, all shares are owned directly, and the owner of such shares has the sole voting and investment power with respect thereto.

	Amount and Nature of Beneficial Ownership (1)
	Class A Common Stock (2)			Class B Common Stock
						Percentage of
						Total Common
	Number of		Percentage of	Number of	Percentage of	Stock (Class A
	Shares		Class A	Shares	Class B	Common Stock
	Beneficially		Common	Beneficially	Common	plus Class B
	Owned		Stock	Owned	Stock	Common Stock)
F. William Barnett	4,307		*	—	*	*
Robert L. Clarke	26,119		*	—	*	*
O.G. Dagnan	17,687		*	—	*	*
Jeffrey Dutton	354		*	—	*	*
Gerald J. Essl	11,605		*	1,000	*	*
James H. Graass	71,402		*	—	*	*
Laurence E. Hirsch	63,543		*	165,906	2.0%	1.3%
Frank W. Maresh	1,500		*	—	*	*
Michael R. Nicolais	11,334	(3)	*	—	*	*
David W. Quinn	4,436		*	3,151	*	*
Steven R. Rowley	126,775	(4)	1.3%	—	*	*
Arthur R. Zunker, Jr.	10,747		*	32	*	*
All current directors, nominees and executive officers as a group (14 persons)	365,815		3.77%	170,089	2.02%	2.96%

*	Less than 1%

(1)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person is deemed to have “beneficial ownership” of shares of our stock that the person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares of the Company’s stock held by each person or group of persons named in the table, any shares that such person or persons have the right to acquire within 60 days are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other persons.

(2)	Amounts include the following shares of Class A Common Stock that may be acquired upon exercise of stock options: Mr. Barnett — 4,307 shares; Mr. Clarke — 17,601 shares; Mr. Dagnan — 1,500 shares; Mr. Essl — 8,969 shares; Mr. Graass — 70,790 shares; Mr. Hirsch 4,200 shares; Mr. Maresh — 1,500 shares; Mr. Nicolais — 8,054; Mr. Rowley — 100,480 shares; Mr. Quinn — 1,500 shares; Mr. Zunker — 10,102 shares; and all directors and executive officers of the Company as a group (14 persons) — 237,952 shares. In addition, this table includes shares of Class A Common Stock that are held for the account of participants as of June 10, 2005, pursuant to the common stock fund of the Company’s profit sharing and retirement plans, as follows: Mr. Rowley — 1,295 shares; Mr. Dutton — 354 shares; Mr. Graass — 92 shares; and all directors, nominees and executive officers of the Company as a group (14 persons) — 1,803 shares. These amounts do not include the following number of RSUs granted to the non-employee directors during fiscal 2005: Mr. Barnett – 956 RSUs; Mr. Clarke – 956 RSUs; Mr. Dagnan – 478 RSUs; Mr. Hirsch 1,338 RSUs; Mr. Maresh – 478 RSUs; Mr. Nicolais – 478 RSUs; and Mr. Quinn – 478 RSUs.

(3)	Includes 400 shares owned by Mr. Nicolais’ wife.

(4)	Includes 15,000 shares of Class A Common Stock issued to Mr. Rowley on September 18, 2003 pursuant to a restricted stock award.

Certain Beneficial Owners

     The following table sets forth information as of June 10, 2005 regarding the only persons we know of that beneficially own more than five percent of either class of our common stock:

	Common Stock Beneficially Owned
	Class A Common Stock		Class B Common Stock
					Percentage of
					Total Common
					Stock (Class A
		Percentage of		Percentage of	Common Stock
Name and Address		Class A		Class B	plus Class B
of Beneficial Owner	Number	Common Stock	Number	Common Stock	Common Stock)
Baron Capital Group Inc. (1) 767 Fifth Avenue, New York, NY 10153	—	—	941,000	11.2%	5.2%
Morgan Stanley (2) 1583 Broadway, New York, NY 10036	—	—	630,603	7.5%	3.5%
Atticus Capital, L.L.C. (3) 152 West 57th St., 45th Floor, New York, NY 10019	—	—	963,700	11.5%	5.3%
Barclays Global Investors, N.A.(4) 45 Fremont Street, San Francisco, CA 94105	583,977	6.0%	—	—	3.2%
Wellington Management Company, LLP(5) 75 State Street, Boston, MA 02109	729,608	7.5%	—	—	4.0%
FMR Corp (6) 82 Devonshire Street, Boston, MA 02109	1,836,084	18.9%	—	—	10.2%
Massachusetts Financial Services Company(7) 500 Boylston Street, Boston MA 02116	537,300	5.5%	—	—	3.0%
Mac-Per-Wolf Company (8) 3105 Michigan Avenue, Suite 2600, Chicago, IL 60604	494,465	5.1%	—	—	2.7%

(1)	Based solely on the information contained in the Schedule 13G/A of Baron Capital Group Inc. filed with the SEC on March 10, 2005 (“Baron 13G/A”), with respect to shares of Class B Common Stock owned as of February 28, 2005, but calculating the percentage shown by dividing the number of such shares by the total number of shares of Class B Common Stock issued and outstanding on the record date. According to the Baron 13G/A, Baron Capital Group Inc. had shared power to vote or to direct the vote of 916,000 shares of Class B Common Stock and shared dispositive power over all of the 941,000 shares.

(2)	Based solely on the information contained in the Schedule 13G of Morgan Stanley filed with the SEC on February 15, 2005 (“MS 13G”), with respect to shares of Class B Common Stock owned as of December 31, 2004, but calculating the percentage shown by dividing the number of such shares by the total number of shares of Class B Common Stock issued and outstanding on the record date. According to the MS 13G, Morgan Stanley had sole power to vote or to direct the vote of 118 shares and shared power to vote or to direct the vote of 630,485 shares of

Class B Common Stock and sole dispositive power over 630,485 shares and shared dispositive power over 118 shares.

(3)	Based solely on the information contained in the Schedule 13G/A of Atticus Capital, L.L.C. filed with the SEC on February 14, 2005 (“Atticus 13G/A”), with respect to shares of Class B Common Stock owned as of December 31, 2004, but calculating the percentage shown by dividing the number of such shares by the total number of shares of Class B Common Stock issued and outstanding on the record date. According to the Atticus 13G/A, Atticus Capital, L.L.C. had sole power to vote or to direct the vote all of the 963,700 shares of Class B Common Stock and sole dispositive power over all of the 963,700 shares.

(4)	Based solely on the information contained in the Schedule 13G of Barclays Global Investors, N.A. filed with the SEC on February 14, 2005 (“Barclays 13G”), with respect to shares of Class A Common Stock owned as of December 31, 2004, but calculating the percentage shown by dividing the number of such shares by the total number of shares of Class A Common Stock issued and outstanding on the record date. According to the Barclays 13G, Barclays Global Investors, N.A. had sole power to vote or to direct the vote of 519,402 shares of Class A Common Stock and sole dispositive power over all of the 583,977 shares.

(5)	Based solely on the information contained in the Schedule 13G of Wellington Management Company, LLP filed with the SEC on March 10, 2005 (“Wellington 13G”), with respect to shares of Class A Common Stock owned as of December 31, 2004, but calculating the percentage shown by dividing the number of such shares by the total number of shares of Class A Common Stock issued and outstanding on the record date. According to the Wellington 13G, Wellington Management Company had shared power to vote or to direct the vote of 619,758 shares of Class A Common Stock and shared dispositive power over 721,308 shares.

(6)	Based solely on the information contained in the Schedule 13G/A of FMR Corp. filed with the SEC on February 14, 2005 (“FMR 13G”), with respect to shares of Class A Common Stock owned as of December 31, 2004, but calculating the percentage shown by dividing the number of such shares by the total number of shares of Class A Common Stock issued and outstanding on the record date. According to the FMR 13G, FMR Corp. had sole power to vote or to direct the vote of 84,555 shares of Class A Common Stock and sole dispositive power over all of 1,836,084 shares.

(7)	Based solely on the information contained in the Schedule 13G of Massachusetts Financial Services Company filed with the SEC on February 8, 2005 (“MFS 13G”), with respect to shares of Class A Common Stock owned as of December 31, 2004, but calculating the percentage shown by dividing the number of such shares by the total number of shares of Class A Common Stock issued and outstanding on the record date. According to the MFS 13G, Massachusetts Financial Services Company had sole power to vote or to direct the vote all of the 537,300 shares of Class A Common Stock and sole dispositive power over all of the 537,300 shares.

(8)	Based solely on the information contained in the Schedule 13G of Mac-Per-Wolf Company filed with the SEC on January 31, 2005 (“Mac 13G”), with respect to shares of Class A Common Stock owned as of December 31, 2004, but calculating the percentage shown by dividing the number of such shares by the total number of shares of Class A Common Stock issued and outstanding on the record date. According to the Mac 13G, Mac-Per-Wolf Company had sole power to vote or to direct the vote all of the 494,465 shares of Class A Common Stock and sole dispositive power over all of the 494,465 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act, requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file initial reports of ownership, reports of changes in ownership and annual reports of ownership with the SEC and the NYSE. These persons are required by SEC regulations to furnish the Company with copies of all Section 16 forms that they file with the SEC.

     Based solely on our review of the copies of such forms we received with respect to fiscal 2005 or written representations from certain reporting persons, the Company believes that its directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, have complied with all filing requirements of Section 16(a) for fiscal 2004 applicable to such persons.

CERTAIN TRANSACTIONS

     In connection with the Spin-off, the Company entered into an administrative services agreement with Centex. Under the terms of this agreement, Centex Service Company (“CSC”), a subsidiary of Centex, provides the Company with employee benefits administration, legal, public/investor relations and certain other services. This agreement has a term expiring on December 31, 2005, unless earlier terminated at the option of the Company. For fiscal year 2005, the payment by the Company to CSC for services rendered under this agreement was $201,000. Laurence E. Hirsch and Timothy R. Eller, who are present or former directors of the Company, were directors and executive officers of CSC at the time the administrative services agreement was entered into with Centex.

     For additional information regarding the foregoing agreements and transactions, we refer you to the Company’s definitive proxy material on Schedule 14A, filed with SEC on December 1, 2003.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Ernst & Young LLP (“Ernst & Young”) audited the Company’s financial statements for the fiscal years ended March 31, 2003, 2004 and 2005.

     Ernst & Young reports directly to our audit committee. The audit committee has adopted policies and procedures for pre-approving all audit and permissible non-audit services performed by Ernst & Young. Under these policies, the audit committee pre-approves the use of audit and specific permissible audit-related and non-audit services up to certain dollar limits. Other audit and permissible non-audit services that exceed a $50,000 threshold must be pre-approved separately by the audit committee, or, for such services that do not exceed $50,000, by a member of the audit committee. Any such member must report the pre-approval at the next audit committee meeting. In determining whether or not to pre-approve services, the audit committee determines whether the service is a permissible service under the SEC’s rules, and, if permissible, the potential effect of such services on the independence of Ernst & Young.

     The following table sets forth the various fees for services provided to the Company by Ernst & Young in the fiscal years ended March 31, 2005 and 2004:

Fiscal Year	Audit Fees (1)	Audit Related Fees (2)	Tax Fees	All Other Fees (3)	Total
2005	$755,265	$95,000	-	-	$850,265
2004	$357,941	$72,500	$8,250	$20,000	$458,691

(1)	Includes fees for the annual audit and quarterly reviews, accounting and financial reporting consultations regarding generally accepted accounting principles.

(2)	Includes fees for benefit plan audits.

(3)	Consists of fees for the audit of a subsidiary’s compliance with certain pricing provisions of a supply agreement.

AUDIT COMMITTEE REPORT

To the Board of Directors of Eagle Materials Inc.:

     We have reviewed and discussed with management Eagle Materials Inc.’s audited financial statements as of and for the fiscal year ended March 31, 2005.

     We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence. We have also considered whether the auditors’ provision of non-audit services to Eagle Materials Inc. and its affiliates is compatible with the auditors’ independence.

     Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in Eagle Materials Inc.’s Annual Report on Form 10-K for the year ended March 31, 2005.

Audit Committee
Robert L. Clarke, Chairman
Frank W. Maresh
Michael R. Nicolais

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Ernst & Young acted as our independent auditors to audit our books and records for fiscal year 2005, and the audit committee has appointed Ernst & Young as our independent auditors for fiscal year 2006, subject to ratification by our stockholders.

     We believe ratification of this appointment is good corporate practice because the audit of our books and records is a matter of importance to our stockholders. If our stockholders do not ratify the appointment, our audit committee will reconsider whether or not to retain Ernst & Young, but still may elect to retain them. Even if the appointment is ratified, the audit committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.

     Representatives of Ernst & Young are expected to be present for the annual meeting, with the opportunity to make a statement if they choose to do so, and will be available to respond to appropriate questions from our stockholders.

Recommendation of the Board

     Our board unanimously recommends a vote “for” the ratification of the appointment by our board of directors of Ernst & Young as the Company’s auditors for fiscal year ended March 31, 2006.

OTHER MATTERS WHICH MAY BE PRESENTED FOR ACTION AT THE MEETING

     Our board of directors does not intend to present for action at this annual meeting any matter other than those specifically set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented for action at the meeting, it is the intention of persons named in the proxy to vote thereon in accordance with their judgment pursuant to the discretionary authority conferred by the proxy.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Next year’s annual meeting of stockholders is scheduled to be held on July 27, 2006. In order to be considered for inclusion in the Company’s proxy material for that meeting, stockholder proposals must be received at our executive offices, addressed to the attention of the Secretary, not later than February 27, 2006.

     For any proposal that is not submitted for inclusion in our proxy material for the 2006 annual meeting of stockholders but is instead sought to be presented directly at that meeting, Rule 14a-4(c) under the Securities Exchange Act of 1934 permits the Company’s management to exercise discretionary voting authority under proxies it solicits unless the Company is notified about the proposal on or before April 28, 2006, and the stockholder satisfies the other requirements of Rule 14a-4(c). Our Bylaws provide that, to be considered at the 2006 annual meeting, a stockholder proposal must be submitted in writing and received by our Secretary at the executive offices of the Company during the period beginning on January 28, 2006 and ending April 28, 2006, and must contain the information specified by and otherwise comply with the

Company’s bylaws. Any stockholder wishing to receive a copy of the Company’s bylaws should direct a written request to our Secretary at the Company’s principal executive offices.

FORM 10-K

     Stockholders entitled to vote at the meeting may obtain a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2005, including the financial statements required to be filed with the SEC, without charge, upon written or verbal request to Eagle Materials Inc., Attention: James H. Graass, Secretary, 3811 Turtle Creek Blvd., Suite 1100, Dallas, Texas 75219, (214) 432-2000.

By Order of the Board of Directors

JAMES H. GRAASS
Executive Vice President,
General Counsel and Secretary

Dallas, Texas June 27, 2005

EAGLE MATERIALS INC.

COMMON STOCK

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Annual Meeting of Stockholders — August 4, 2005

The undersigned hereby appoints James H. Graass and Steven R. Rowley (acting unanimously or, if only one be present, by that one alone), and each of them, proxies, with full power of substitution to each, to vote, as specified on the reverse side, at the Annual Meeting of Stockholders of Eagle Materials Inc. to be held August 4, 2005, or any adjournment thereof, all shares of Common Stock of Eagle Materials Inc. registered in the name of the undersigned at the close of business on June 10, 2005.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ON THE BALLOT ON THE REVERSE SIDE, BUT IF NO INSTRUCTIONS ARE INDICATED, THEN THIS PROXY WILL BE VOTED FOR ITEM 1. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM 2.

By execution of this proxy, you hereby acknowledge receipt herewith of the Notice of Annual Meeting and Proxy Statement for the August 4, 2005 Annual Meeting.

READ, EXECUTE AND DATE REVERSE SIDE AND MAIL IN THE ENCLOSED ENVELOPE.

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

You can now access your Eagle Materials Inc. account online.

Access your Eagle Materials Inc. stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Eagle Materials Inc., now makes it easy and convenient to get current information on your stockholder account.

· View account status	· View payment history for dividends
· View certificate history	· Make address changes
· View book-entry information	· Obtain a duplicate 1099 tax form
· Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

Please	☐
Mark Here
for Address
Change or
Comments
SEE REVERSE SIDE

The Board of Directors recommends that you vote FOR the Proposal in Item 1.

		FOR	AGAINST	ABSTAIN
1.	Ratify the appointment of Ernst & Young LLP as independent auditors for fiscal year 2006.	☐	☐	☐

2.	In their discretion, on such other business as may properly be brought before the meeting or any adjournment thereof.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEM 1 and, at the discretion of the named proxies, upon such other business as may properly be brought before the meeting or any adjournment thereof. By executing this proxy, the undersigned hereby revokes prior proxies relating to the meeting.

THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING.

Dated:		, 2005

Signature

Signature

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title.

▲ FOLD AND DETACH HERE ▲

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet
http://www.proxyvoting.com/exp

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

Telephone
1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

OR

Mail

Mark, sign and date
your proxy card
and
return it in the
enclosed postage-paid
envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

EAGLE MATERIALS INC.

CLASS B COMMON STOCK

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Annual Meeting of Stockholders — August 4, 2005

The undersigned hereby appoints James H. Graass and Steven R. Rowley (acting unanimously or, if only one be present, by that one alone), and each of them, proxies, with full power of substitution to each, to vote, as specified on the reverse side, at the Annual Meeting of Stockholders of Eagle Materials Inc. to be held August 4, 2005, or any adjournment thereof, all shares of Class B Common Stock of Eagle Materials Inc. registered in the name of the undersigned at the close of business on June 10, 2005.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ON THE BALLOT ON THE REVERSE SIDE, BUT IF NO INSTRUCTIONS ARE INDICATED, THEN THIS PROXY WILL BE VOTED FOR ITEMS 1 and 2. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM 3.

By execution of this proxy, you hereby acknowledge receipt herewith of the Notice of Annual Meeting and Proxy Statement for the August 4, 2005 Annual Meeting.

READ, EXECUTE AND DATE REVERSE SIDE AND MAIL IN THE ENCLOSED ENVELOPE.

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

You can now access your Eagle Materials Inc. account online.

Access your Eagle Materials Inc. stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Eagle Materials Inc., now makes it easy and convenient to get current information on your stockholder account.

· View account status	· View payment history for dividends
· View certificate history	· Make address changes
· View book-entry information	· Obtain a duplicate 1099 tax form
· Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

Please	☐
Mark Here
for Address
Change or
Comments
SEE REVERSE SIDE

The Board of Directors recommends that you vote FOR the election of all of the nominees in Item 1 and FOR the Proposal in Item 2.

1.	Election of Directors listed below.

FOR all nominees	WITHHOLD AUTHORITY
listed below	to vote for all
(except as marked	nominees listed
to the contrary).	below.
☐	☐

(INSTRUCTIONS: To withhold authority to vote for either nominee, write the nominee’s name in the space provided below.)

01 Laurence E. Hirsch and 02 Michael R. Nicolais

THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING.

		FOR	AGAINST	ABSTAIN
2.	Ratify the appointment of Ernst & Young LLP as independent auditors for fiscal year 2006.	☐	☐	☐

3.	In their discretion, on such other business as may properly be brought before the meeting or any adjournment thereof.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEMS 1 and 2 and, at the discretion of the named proxies, upon such other business as may properly be brought before the meeting or any adjournment thereof. By executing this proxy, the undersigned hereby revokes prior proxies relating to the meeting.

Dated:		, 2005

Signature

Signature

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title.

▲ FOLD AND DETACH HERE ▲

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet
http://www.proxyvoting.com/exp-classb

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

Telephone
1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

OR

Mail

Mark, sign and date
your proxy card
and
return it in the
enclosed postage-paid
envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.